Exhibit 99.2

MACK - CALI REALTY CORPORATION

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President and Chief Financial Officer	Vice President, Marketing and Public Relations
	(908) 272-8000	(908) 272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES THIRD QUARTER RESULTS

CRANFORD, NEW JERSEY - November 4, 2004 - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2004.

Highlights of the quarter included:

•                    Reported net income per diluted share of $0.46;

•                    Reported FFO per diluted share of $0.93; and

•                    Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders equaled $28.1 million, or $0.46 per share, for the third quarter 2004 and $70.2 million, or $1.16 per share, for the nine months ended September 30, 2004.  Net income available to common shareholders, which included in 2003 a gain on sale of investment in unconsolidated joint ventures of $20.4 million, or $0.32 per share, equaled $50.4 million, or $0.84 per share, for the third quarter 2003 and $114.0 million, or $1.96 per share for the nine months ended September 30, 2003.

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2004 amounted to $69.7 million, or $0.93 per share, versus $69.6 million, or $0.96 per share, for the quarter ended September 30, 2003.  For the nine months ended September 30, 2004, FFO available to common shareholders amounted to $202.2 million, or $2.70 per share, versus $209.2 million, or $2.91 per share, for the same period last year.

Total revenues for the third quarter 2004 increased 6.2 percent to $151.8 million as compared to $142.9 million for the same quarter last year.  For the nine months ended September 30, 2004, total revenues amounted to $439.7 million, an increase of 3.0 percent over total revenues of $427.0 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 60,730,128 shares of common stock, 10,000 shares of 8 percent cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), 7,779,360 common operating partnership units and 215,018 of

$1,000-face-value preferred operating partnership units outstanding as of September 30, 2004.

The outstanding preferred units are convertible into 6,205,425 common operating partnership units.  Assuming conversion of all preferred units into common units, the Company had a total of 74,714,913 shares/common units outstanding at September 30, 2004.

As of September 30, 2004, the Company had total indebtedness of approximately $1.7 billion, with a weighted average annual interest rate of 6.44 percent.  Mack-Cali had a total market capitalization of $5.0 billion and a debt-to-undepreciated assets ratio of 38.3 percent at September 30, 2004.  The Company had an interest coverage ratio of 3.6 times for the quarter ended September 30, 2004.

Mitchell E. Hersh, president and chief executive officer, commented, “In what is still a highly competitive real estate market, we’re pleased to report solid financial results and increased occupancies, with almost 1.2 million square feet of leasing transactions for the quarter. Mack-Cali’s strong financial position leaves us well-poised to capitalize on a recovering economy.”

The following is a summary of the Company’s recent activity:

ACQUISITIONS

In October, the Company acquired 232 Strawbridge Drive, a 74,000 square foot office property located in Moorestown, New Jersey for $8.7 million.  With the acquisition of this property, the Company now owns all three office buildings in Moorestown Corporate Center, totaling 222,000 square feet.

PROPERTY SALES

In August, the Company and Highridge Partners sold Pacific Plaza, a mixed-use development in Daly City, California for $143 million.  A joint venture of the Company and Highridge Partners held a 50 percent interest in the property.  The joint venture maintains control over an option on 2.5 acres of developable land at the site.

More recently in October, the Company sold Kemble Plaza I, a 387,000 square foot office property located at 340 Mount Kemble Avenue in Morris Township, New Jersey for $77 million.

FINANCING ACTIVITY

In September, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the third quarter 2004, which was paid on October 18, 2004 to shareholders of record as of October 5, 2004.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2004 through October 14, 2004.  The dividend was paid on October 15, 2004 to shareholders of record as of October 5, 2004.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.9 percent leased at September 30, 2004, compared to 92.2 percent leased at June 30, 2004 and 91.5 percent leased at December 31, 2003.

For the quarter ended September 30, 2004, the Company executed 184 leases totaling 1,198,427 square feet, consisting of 907,452 square feet of office space, 278,021 square feet of office/flex space and 12,954 square feet of industrial/warehouse space.  Of these totals, 501,717 square feet were for new leases and 696,710 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

•                  Norris McLaughlin & Marcus, P.A., a law firm, renewed its lease of 62,130 square feet for 10 years and expanded by 10,531 square feet at 721 Route 202/206 in Bridgewater, New Jersey.  The 192,741 square-foot class A office building is 97.5 percent leased.

•                  Nextel of New York, Inc., a division of wireless communications provider Nextel Communications, signed a 62,436 square-foot lease at 565 Taxter Road in Elmsford, New York.  The deal represented an expansion of 12,261 square feet for seven years and a renewal of 50,175 square feet for six years and nine months.  565 Taxter Road is a 170,554 square-foot class A office building located in the Taxter Corporate Park and is 87.8 percent leased.

•                  Ameritrade Services Company, an online brokerage firm, signed a new 10-year lease for a full 36,452 square-foot floor at Harborside Plaza 5 in Jersey City, New Jersey.  The 977,225 square-foot class A office building is 73.4 percent leased.

•                  Provident Bank renewed its lease for 36,256 square feet at 400 Rella Boulevard for 10 years.  400 Rella Boulevard is a 180,000 square foot, class A office building located in Suffern, New York and is 100 percent leased.

•                  Allstate Insurance Company signed a new, five-year lease for 100 percent of the office building located at 1325 Campus Parkway in Wall Township, New Jersey.  The 35,000 square-foot office/flex building is located in the Monmouth Shores Corporate Park.

•                  Ken-Crest Services, a non-profit human services agency, renewed its lease for 27,835 square feet at One Plymouth Meeting in Plymouth Meeting, Pennsylvania for 10 years.  The 167,748 square-foot office building is 98.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2004 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s web site, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.04.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the fourth quarter 2004 and full year 2005, as follows:

	Fourth Quarter	Full Year
	2004 Range	2005 Range

Net income available to common shareholders	$ 0.58 — $ 0.60	$ 1.65 — $ 1.85
Add: Real estate-related depreciation and amortization	0.45	1.80
Deduct: Realized gain on disposition of rental property	(0.15)	—
Funds from operations available to common shareholders	$ 0.88 — $ 0.90	$ 3.45 — $ 3.65

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, November 4, 2004, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=955726

The live conference call is also accessible by calling (913) 981-5542 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on November 4, 2004 through November 11, 2004.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 831980.

Copies of Mack-Cali’s Third Quarter 2004 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2004 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.04.pdf

Third Quarter 2004 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.04.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 268 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.3 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.  For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,
	2004	2003

Base rents	$131,076	$122,006
Escalations and recoveries from tenants	17,278	15,999
Parking and other	3,417	4,933
Total revenues	151,771	142,938

Real estate taxes	18,520	16,196
Utilities	11,441	11,253
Operating services	18,623	16,437
General and administrative	7,568	8,615
Depreciation and amortization	33,115	28,588
Interest expense	27,321	28,734
Interest income	(99)	(244)
Total expenses	116,489	109,579

Income from continuing operations before minority interest and equity in earnings	35,282	33,359
Minority interest in Operating Partnership	(7,431)	(7,354)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	(611)	3,151
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	—	20,392

Income from continuing operations	27,240	49,548
Discontinued operations (net of minority interest):
Income from discontinued operations	1,376	1,344
Total discontinued operations, net	1,376	1,344

Net income	28,616	50,892
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$28,116	$50,392

PER SHARE DATA:
Basic earnings per common share	$0.46	$0.87
Diluted earnings per common share	$0.46	$0.84

Dividends declared per common share	$0.63	$0.63

Basic weighted average shares outstanding	60,492	57,870

Diluted weighted average shares outstanding	68,851	72,465

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Nine Months Ended September 30,
	2004	2003

Base rents	$381,427	$367,636
Escalations and recoveries from tenants	48,849	45,381
Parking and other	9,382	14,004
Total revenues	439,658	427,021

Real estate taxes	51,953	47,290
Utilities	32,395	30,871
Operating services	55,711	53,005
General and administrative	22,664	22,220
Depreciation and amortization	95,665	85,203
Interest expense	82,870	86,598
Interest income	(1,039)	(836)
Loss on early retirement of debt, net	—	2,372
Total expenses	340,219	326,723

Income from continuing operations before minority interest and equity in earnings	99,439	100,298
Minority interest in Operating Partnership	(21,600)	(22,193)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	511	11,250
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	637	20,392

Income from continuing operations	78,987	109,747
Discontinued operations (net of minority interest):
Income from discontinued operations	3,206	4,221
Realized gains (unrealized losses) on disposition of rental property, net	(10,501)	1,165
Total discontinued operations, net	(7,295)	5,386

Net income	71,692	115,133
Preferred stock dividends	(1,500)	(1,172)
Net income available to common shareholders	$70,192	$113,961

PER SHARE DATA:
Basic earnings per common share	$1.17	$1.98
Diluted earnings per common share	$1.16	$1.96

Dividends declared per common share	$1.89	$1.89

Basic weighted average shares outstanding	60,228	57,545

Diluted weighted average shares outstanding	68,596	71,943

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,
	2004	2003

Net income available to common shareholders	$28,116	$50,392
Add: Minority interest in Operating Partnership	7,431	7,354
Minority interest in equity in earnings of unconsolidated joint ventures	(79)	424
Minority interest in gain on sale of investment in unconsolidated joint ventures	—	2,748
Minority interest in discontinued operations	177	182
Real estate-related depreciation and amortization on continuing operations (1)	33,945	30,699
Real estate-related depreciation and amortization on discontinued operations	125	923
Deduct: Gain on sale of investment in Unconsolidated joint venture	—	(23,140)
Funds from operations available to common shareholders (2)	$69,715	$69,582

Diluted weighted average shares/units outstanding(3)	75,056	72,465

Funds from operations per share/unit - diluted	$0.93	$0.96

Dividends declared per common share	$0.63	$0.63

Dividend payout ratio:
Funds from operations-diluted	67.83%	65.61%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,380	$1,982
Tenant improvements and leasing commissions	$11,493	$12,887
Straight-line rent adjustments (4)	$2,203	$1,293

(1) Includes the Company’s share from unconsolidated joint ventures of $991 and $2,272 for 2004 and 2003, respectively.

(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,994 shares in 2004 and 14,016 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $160 and $951 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Nine Months Ended September 30,
	2004	2003

Net income available to common shareholders	$70,192	$113,961
Add: Minority interest in Operating Partnership	21,600	22,193
Minority interest in equity in earnings of unconsolidated joint ventures	66	1,524
Minority interest in gain on sale of investment in unconsolidated joint venture	83	2,748
Minority interest in discontinued operations	(941)	733
Real estate-related depreciation and amortization on continuing operations (1)	98,300	92,047
Real estate-related depreciation and amortization on discontinued operations	1,783	2,919
Deduct: Equity in earnings - gain on disposition of rental property	—	(2,427)
Gain on sale of investment in unconsolidated joint venture	(720)	(23,140)
Add (Deduct): Discontinued operations - Realized gains (unrealized losses) on disposition of rental property, net	11,856	(1,324)
Funds from operations available to common shareholders (2)	$202,219	$209,234

Diluted weighted average shares/units outstanding(3)	74,801	71,943

Funds from operations per share/unit - diluted	$2.70	$2.91

Dividends declared per common share	$1.89	$1.89

Dividend payout ratio:
Funds from operations-diluted	69.91%	64.99%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,438	$5,530
Tenant improvements and leasing commissions	$35,009	$32,033
Straight-line rent adjustments (4)	$8,454	$8,882

(1) Includes the Company’s share from unconsolidated joint ventures of $3,108 and $7,344 for 2004 and 2003, respectively.

(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,996 shares in 2004 and 14,027 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $449 and $2,903 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,
	2004	2003

Net income available to common shareholders	$0.46	$0.84
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.45	0.42
Real estate-related depreciation and amortization on discontinued operations	—	0.01
Deduct: Equity in earnings-gain on disposition of rental property	—	(0.32)
Minority interest/rounding adjustment	0.02	0.01
Funds from operations available to common shareholders (2)	$0.93	$0.96

Diluted weighted average shares/units outstanding(3)	75,056	72,465

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.03 for 2004 and 2003, respectively.

(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,994 shares in 2004 and 14,016 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Nine Months Ended September 30,
	2004	2003

Net income available to common shareholders	$1.16	$1.96
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.31	1.28
Real estate-related depreciation and amortization on discontinued operations	0.02	0.04
Deduct: Equity in earnings-gain on disposition of rental property	—	(0.03)
Gain on sale of investment in unconsolidated joint venture	(0.01)	(0.32)
Discontinued operations - Realized gain on disposition of rental property	—	(0.02)
Add: Realized gains (unrealized losses) on disposition of rental property, net	0.16	—
Minority interest/rounding adjustment	0.06	—
Funds from operations available to common shareholders (2)	$2.70	$2.91

Diluted weighted average shares/units outstanding(3)	74,801	71,943

(1) Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.10 for 2004 and 2003, respectively.

(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,996 shares in 2004 and 14,027 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS:
Rental property
Land and leasehold interests	$575,811	$552,287
Buildings and improvements	3,200,612	3,176,236
Tenant improvements	248,705	218,493
Furniture, fixtures and equipment	7,628	7,616
	4,032,756	3,954,632
Less-accumulated deprec. & amort.	(613,087)	(546,007)
	3,419,669	3,408,625
Rental property held for sale, net	92,703	—
Net investment in rental property	3,512,372	3,408,625
Cash and cash equivalents	11,562	78,375
Investments in unconsolidated joint ventures	42,027	48,624
Unbilled rents receivable, net	82,604	74,608
Deferred charges and other assets, net	149,935	126,791
Restricted cash	7,921	8,089
Accounts receivable, net	3,685	4,458

Total assets	$3,810,106	$3,749,570

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,030,902	$1,127,859
Revolving credit facilities	140,000	—
Mortgages, loans payable and other obligations	524,840	500,725
Dividends and distributions payable	47,570	46,873
Accounts payable and accrued expenses	47,533	41,423
Rents received in advance and security deposits	42,990	40,099
Accrued interest payable	11,117	23,004
Total liabilities	1,844,952	1,779,983
Minority interest in Operating Partnership	422,053	428,099

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized, 60,730,128 and 59,420,484 shares outstanding	607	594
Additional paid-in capital	1,640,787	1,597,785
Dividends in excess of net earnings	(119,122)	(74,721)
Unamortized stock compensation	(4,171)	(7,170)
Total stockholders’ equity	1,543,101	1,541,488

Total liabilities and stockholders’ equity	$3,810,106	$3,749,570